EXHIBIT 10.7
                            A. T. CROSS COMPANY
                           RESTRICTED STOCK PLAN

     This A. T. Cross Company Restricted Stock Plan (the "Plan") is adopted by A. T. Cross Company, a Rhode Island corporation (the "Company"), for the purpose of providing restricted stock awards in payment of certain bonuses earned under the A.T. Cross Company Annual Incentive Plan.

     1. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

     "Board" means the Board of Directors of A. T. Cross Company.

     "Change in Control" means (i) a change in the beneficial ownership (as defined in Rule 16a-1(a)(2)) of more than 50% of the Class B Common Stock of the Company, (ii) approval by Company stockholders of a consolidation, a merger in which the Company will not be the surviving corporation, or the sale of substantially all of the Company's assets.

     "Class B Common Stock" means the Class B Common Stock, $1.00 par value of the Company.

     "Committee" means the Compensation Committee of the Board or a substitute committee appointed by the Board of the Company, consisting of at least two directors, each of whom is a "disinterested person", as defined in Rule 16b-3, with respect to the Plan.

     "Common Shares" means the Class A Common Stock, $1.00 par value, of the Company.

     "Disability" means a determination by the Committee that a Participant is unable to perform the duties required of the Participant by the Company as a result of physical or mental impairment.

     "Market Price" means the average of the highest and lowest price of the Company's Common Shares as reported by the American Stock Exchange.

     "OIBT" for any period means the audited operating income before taxes of the Company's writing instrument division for such period.

     "Participant" means an employee who receives an award of Restricted Shares under the Plan as determined by the Committee.

     "Restricted Period" means the period commencing with the award of Restricted Shares and terminating in accordance with the provisions of Paragraph 7 or Paragraph 9 hereof.

     "Restricted Shares" means Common Shares which are awarded subject to the restrictions described in Paragraph 7 hereof.

     "Rule 16a-1(a)(2)" means Rule 16a-1(a)(2) promulgated by the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934.

     "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934.

     2. Administration. The Plan shall be administered by the Committee. The Committee may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determinations and take such actions in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

     3. Eligibility. Employees of the Company who are eligible to participate in the Annual Incentive Plan shall be eligible to participate in the Plan as determined by the Committee.

     4. Shares Subject to the Plan. The Common Shares to be issued as Restricted Shares under the Plan may be either authorized but unissued shares or treasury shares. The aggregate number of Common Shares of the Company which may be issued under the Plan shall not exceed 60,000 shares; subject, however, to the adjustment provided in Paragraph 11 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effective date of the Plan. No Restricted Shares may be issued under the Plan which could cause such maximum limit to be exceeded.

     5. Awards of Restricted Shares. Awards of Restricted Shares pursuant to the Plan shall be made to eligible employees in full or partial payment of bonuses earned under the Annual Incentive Plan as determined by the Committee. The number of Restricted Shares awarded in the case of any bonus shall be equal to the cash value of the bonus earned under the Annual Incentive Plan which is to be paid in Restricted Shares divided by the Market Price on the last trading day of the fiscal year for which the bonus was earned. Fractional shares shall be paid in cash.

     Each award of Restricted Shares shall be embodied in a "Restricted Share Agreement" signed by the Participant and the Company and providing that the Restricted Shares shall be subject to the provisions of the Plan and containing such other provisions as the Committee may prescribe not inconsistent with the Plan.

     6. Rights and Obligations with Respect to Stock. Upon the award of Restricted Shares pursuant to the Plan, there shall be issued in the name of each Participant a certificate or certificates representing the Restricted Shares awarded, and the Participant shall thereupon be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares; provided however, that such Restricted Shares, and any new, additional or different securities the Participant may become entitled to receive with respect to such Restricted Shares by virtue of a stock split, dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions described in Paragraph 7 hereof. Certificates for Restricted Shares shall be held by the Company on behalf of a Participant until the termination of the Restricted Period as provided in Paragraph 7(b) or Paragraph 9 hereof.

     7.  Specific Restrictions.  All Restricted Shares held by a
Participant shall be subject to the following restrictions:

     (a) During the Restricted Period, the shares may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of by the Participant other than by will or the laws of descent and distribution.

     (b) If OIBT for the fiscal year immediately preceding the fiscal year in which an award of Restricted Shares is made is less than $25,000,000, the Restricted Period shall terminate with respect to one-half of such award at the end of the fiscal year for which OIBT equals or exceeds $25,000,000; the Restricted Period for the remaining one-half of the Restricted Shares will terminate at the end of the fiscal year for which OIBT is equal to or greater than two times OIBT for the calendar year 1994. If OIBT for the fiscal year immediately preceding the fiscal year in which an award of Restricted Shares is made is equal to or greater than $25,000,000, the Restricted Period shall terminate at the end of the fiscal year for which OIBT is equal to or greater than two times OIBT for the fiscal year 1994. If OIBT is not at least two times the 1994 OIBT by the end of the 1999 fiscal year, any remaining Restricted Shares will be forfeited by the Participant and revert to the Company.

     (c) Upon the termination of the Restricted Period with respect to Restricted Shares, such shares shall no longer be considered Restricted Shares and shall be delivered to the Participant or the Participant's permitted assigns as soon as reasonably practicable following the determination by the Committee that such termination is in accordance with the terms of the Plan.

     (d) Restricted Shares awarded by the Committee under the Plan shall be issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky laws. With respect thereto, the Committee may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

     8. Termination of Employment During Restricted Period. Unless the Committee determines otherwise at the time of award or any time subsequent thereto, if a Participant's employment with the Company is terminated during the Restricted Period other than by reason of death or Disability, the Participant shall thereupon forfeit all Restricted Shares and all rights with respect thereto shall terminate.

     Unless the Committee shall otherwise determine at the time of award or any time subsequent thereto, if a Participant's employment with the Company is terminated during the Restricted Period because of death or Disability, the restrictions contained in Paragraph 7(a) hereof shall terminate as provided in Paragraph 7 (b) hereof.

     9. Change in Control. Unless the Committee in its sole discretion shall determine otherwise, upon a Change in Control, all Restricted Periods shall end, and the restrictions applicable to all previous awards of Restricted Shares shall terminate.

     10. Section 83(b) Elections. A Participant who files an election with the Internal Revenue Service to include the fair market value of any Restricted Shares in gross income during a Restricted Period shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

     11. Share Adjustments. In the event there is any change in the Company's Common Shares resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall automatically be made without further action by the Committee in (i) the number of shares available for award under the Plan, and (ii) the number of Restricted Shares then held for the accounts of Participants under the Plan.

     12. Amendment or Termination. The Committee may terminate this Plan at any time, and may amend the Plan at any time or from time to time; provided, however, that any amendment that would increase the aggregate number of shares that may be issued under the Plan, materially increase the benefits accruing to employees under the Plan, or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the Company stockholders to the extent required by Rule 16b-3, or other applicable laws or any other governing rules or regulations, except that any such increase or modification that may result from adjustments authorized by Paragraph 11 hereof shall not require such approval. If the Plan is terminated, any Restricted Shares shall continue to be subject to the terms of this Plan for the duration of the Restricted Period.

     13. Tax Withholding. Any award of Restricted Shares hereunder shall provide appropriate arrangements for the satisfaction by the Company and Participant of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the receipt of Restricted Shares as determined by the Committee.

     14. No Effect on Employment Status. The fact that an employee has been granted Restricted Shares under this Plan shall not limit or otherwise qualify the right of the Company to terminate the employee's employment at any time.

     15. Effective Date of the Plan. The Plan shall become effective upon the approval of the Plan by the Company's Board and the holders of the Class B Common Stock.

     16. Rhode Island Law to Govern. This Plan shall be construed and administered in accordance with and governed by the laws of the State of Rhode Island.

     IN WITNESS WHEREOF, the Company has caused this Restricted Stock Plan to be executed by its duly authorized officer as of this 27th day of April, 1995.

                              A. T. CROSS COMPANY


                              By:_/s/ John E. Buckley_____________________

                              Title:  Executive Vice President and
                              Chief Operating Officer